UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (833) 374-7282

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 1.01 Entry Into a Material Definitive Agreement.

On July 20, 2018, Diversified Restaurant Holdings, Inc. (the “Company”), and T. Michael Ansley, the Executive Chairman and Founder of the Company (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with Dougherty & Company LLC, as the representative (the “Representative”) of the several underwriters named in Schedule II thereto (together with the Representative, the “Underwriters”) relating to the underwritten public offering (the “Offering”) of an aggregate of 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $1.00 per Share (the “Offering Price”).

Pursuant to the Underwriting Agreement, 5,300,000 Shares were issued and sold by the Company and 700,000 Shares were sold by Mr. Ansley in the Offering. The Company granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock at the Offering Price less any underwriting discounts and commissions to cover overallotments, if any (the “Option”).

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 120-day "lock-up" period with respect to sales of specified securities, subject to certain exceptions.

The estimated net proceeds to the Company from the sale of the Shares issued and sold by the Company are expected to be approximately $4,653,920, or approximately $5,072,420 if the Underwriters exercise the Option in full, in each case, after deducting underwriting discounts, commissions and estimated Offering expenses. The estimated net proceeds to the Selling Stockholder from the sale of the Shares sold by the Selling Stockholder are expected to be approximately $651,000 after deducting underwriting discounts and commissions. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The Offering closed on July 24, 2018. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-225457) previously filed with the Securities and Exchange Commission and a related prospectus supplement and accompanying prospectus. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the shares of Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On July 19, 2018, the Company issued a press release announcing that it had commenced the Offering. On July 20, 2018, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and the information contained therein is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 20, 2018, by and between the Company, T. Michael Ansley and Dougherty & Company LLC.

5.1	Opinion of Dykema Gossett PLLC

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).

99.1	Press release, dated July 19, 2018.

99.2	Press release, dated July 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: July 24, 2018	By:	/s/ Phyllis A. Knight

	Name:	Phyllis A. Knight
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)